EXHIBIT 10.1

FREDERICK’S OF HOLLYWOOD GROUP INC.

6255 SUNSET BOULEVARD, 6TH FLOOR

HOLLYWOOD, CALIFORNIA 90028

February 9, 2012

Mr. Donald Jones

Re:	Employment Agreement dated as of September 8, 2011

Dear Don:

We refer you to your Employment Agreement, dated as of September 8, 2011 (“Employment Agreement”) with Frederick’s of Hollywood Group Inc. (“Company”). This letter will serve to amend your Employment Agreement, effective as of January 16, 2012, as follows:

The first sentence of Section 3.1 (Base Salary) of the Employment Agreement shall be deleted in its entirety and replaced with the following:

“The Company shall pay to Executive a salary (“Base Salary”) at the annual rate of $400,000, with such increases as may be recommended by the Chief Executive Officer and approved by the Compensation Committee of the Board (“Committee”).”

Except as herein amended, all other provisions of the Employment Agreement shall remain in full force and effect.

Please confirm your agreement to the foregoing by countersigning and returning a copy of this letter.

FREDERICK’S OF HOLLYWOOD GROUP INC.

By:	/s/ Thomas J. Lynch
Thomas J. Lynch
Chief Executive Officer

ACCEPTED AND AGREED:

/s/ Donald Jones

DONALD JONES